SUBSCRIPTION AGREEMENT

This Subscription Agreement, dated as of August 17, 2020 (this “Agreement”), is being made and entered into by and between MDH Acquisition Corp., a Delaware corporation (the “Corporation”), and MDIH Sponsor LLC (the “Subscriber”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Amended and Restated Certificate of Incorporation, dated August 17, 2020.

w i t n e s s e t h :

Whereas, Subscriber wishes to contribute to the Corporation the property and assets set forth on Schedule A hereto (the “Contributed Assets”) and, in consideration thereof, subscribe, and the Corporation wishes to accept such subscription of Subscriber, for a number of shares of Class B Common Stock, subject to the terms and conditions of this Agreement.

Now Therefore, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Subscription and Issuance. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Subscriber shall subscribe for, purchase and acquire from the Corporation, and the Corporation shall accept such subscription and issue, transfer and convey to Subscriber, the Shares of Class B Common Stock set forth opposite the Subscriber’s name on Schedule B hereto (the “Shares”) in consideration of the Contributed Assets (the “Issuance”).

2.            Closing. The consummation of the Issuance (the “Closing”) shall occur on such date and at such time as the Corporation has been assigned and assumed the Contributed Assets. Upon Closing, the Corporation shall issue to the Subscriber the Shares purchased by Subscriber pursuant hereto. The Shares shall be uncertificated.

3.            Entire Agreement; Binding Effect. This Agreement contains the entire agreement of the parties with respect to the subject matter hereto, and shall inure to the benefit of and be binding upon the parties hereto and upon their successors in interest of any kind whatsoever, including, but not limited to, their heirs, executors, administrators, guardians, trustees, attorneys-in-fact and legal and personal representatives.

4.            Modification and Waiver. Any modification, waiver, amendment or termination of this Agreement or any provision hereof shall be effective only if in writing and signed by all parties to this Agreement.

5.            Assignment. No party shall be permitted to assign any of its rights, interests or obligations hereunder without the express written consent of the other party.

6.            Governing Law. This Agreement shall be governed by and construed in accordance the internal laws of the State of Delaware applicable to agreements made in and to be wholly performed in such state, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

7.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or by electronic mail, shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature Page Follows]

IN WITNESS WHEREOF, the Agreement has been executed by the parties hereto as of the date first written above.

CORPORATION:

MDH Acquisition Corp.

By:	/s/ Donald Dupree “Beau” Blair, Jr.
Name: Donald Dupree “Beau” Blair, Jr.
Title: Chief Financial Officer

SUBSCRIBER:

MDIH Sponsor LLC

By:	/s/ Donald Dupree “Beau” Blair, Jr.
Name: Donald Dupree “Beau” Blair, Jr.
Title: Authorized Signatory

Signature Page to Subscription Agreement

SCHEDULE A

Contributed Assets

1.	Cash in an amount equal to $25,000.

SCHEDULE B

Issuance

Subscriber	Class B Common Stock
MDIH Sponsor LLC	5,750,000 shares of Class B Common Stock